Exhibit 10.1

PROLOGIS, INC.

OUTPERFORMANCE PLAN

PARTICIPATION POINTS AND LTIP UNIT AWARD AGREEMENT

Name of the Grantee: [                                        ] (the “Grantee”)

Performance Period: January 1, 201    through December 31, 201

Participation Points: [            ]

No. of LTIP Units Awarded: [                    ]

Grant Effective Date: [            ]

RECITALS

A. The Grantee is an employee of Prologis, Inc. (the “Company”) or a “Related Company” as defined in the Prologis, Inc. Long-Term Incentive Plan (as amended and supplemented from time to time, the “Plan”) and provides services to Prologis, L.P., through which the Company conducts substantially all of its operations (the “Partnership”).

B. Pursuant to the Plan, the Prologis, Inc. Outperformance Plan (as amended, restated and supplemented from time to time, the “OPP Program”), and the Limited Partnership Agreement of the Partnership (as amended and supplemented from time to time, the “Partnership Agreement”), the Company as general partner of the Partnership hereby grants to the Grantee an award of Participation Points (as defined in the OPP Program) and a corresponding Full Value Award (as defined in the Plan, referred to herein as an “Award”) in the form of, and by causing the Partnership to issue to the Grantee, the number of LTIP Units (as defined in the Partnership Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement.

C. On [            ], the Compensation Committee (the “Committee”) of the Board of Directors of the Company (i) determined that the Grantee is entitled to receive the number of Participation Points set forth above and (ii) estimated, as of the Grant Effective Date and in accordance with Section 2.7 of the OPP Program, that such Participation Points could, as of the end of the Performance Period set forth above, represent a value that would, based on reasonable assumptions used by the Committee in arriving at its estimate, be converted in a number of LTIP Units up to the Award LTIP Units. The Award LTIP Units were calculated pursuant to an approximation, based on reasonable assumptions, of the final performance pool and of the percentage of such performance pool that would be attributable to the Grantee at the conclusion of the Performance Period pursuant to the OPP Program based on the Participation Points awarded to Grantee hereby. The exact number of LTIP Units earned shall be determined on the Valuation Date (as defined in the OPP Program) following the conclusion of the Performance Period. Any Award LTIP Units not earned upon the Valuation Date will be forfeited and any additional LTIP Units owed to the Grantee shall be issued as soon as reasonably practical following the Valuation Date or as such other time or times as permitted by Section 2.7 of the OPP Program.

D. Generally, under the OPP Program, in the event that the Company’s annualized total return to shareholders during the Performance Period exceeds the annualized total shareholder return of the MSCI US REIT Index (RMS) by more than 100 basis points during the Performance Period, then a performance pool will be formed under the OPP Program equal to three percent (3%) of the Company’s excess return to shareholders, provided that in no event shall the performance pool exceed an amount equal to the greater of (i) $75,000,000 or (ii) one-half percent (0.5%) of the Company’s common equity market capitalization as of the Initial Date (as defined in the OPP Program). The Grantee’s earned award, generally, will equal (A) the Grantee’s Participation Points divided by the Total Participation Points granted by the Company for the Performance Period, multiplied by (B) the performance pool. Special provisions will apply, and the Award may be forfeited in the event that Grantee’s employment is terminated prior to the end of the Performance Period. The Award will be governed by the terms of the OPP Program.

E. Upon the close of business on the Grant Effective Date pursuant to this Participation Points and LTIP Unit Award Agreement (this “Agreement”), the Grantee shall receive the number of Participation Points and LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the OPP Program, in the Plan, and in the Partnership Agreement. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the OPP Program.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1. Effectiveness of Award. The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Effective Date by (i) signing and delivering to the Partnership a copy of this Agreement, (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A) and (iii) making a Capital Contribution (as defined in the partnership Agreement) in cash in the amount of $[            ] per Award LTIP Unit to the Partnership (the “Per Unit Contribution”). Upon execution of this Agreement by the Grantee, the Partnership and the Company, the books and records of the Partnership maintained by the General Partner shall reflect the issuance to the Grantee of the Award LTIP Units. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, subject, however, to the restrictions and conditions specified in Section 2 below and elsewhere herein. The LTIP Units are uncertificated securities of the Partnership and upon the Grantee’s request the General partner shall confirm the number of LTIP Units issued to the Grantee.

2. Vesting of Award LTIP Units.

(i) This Award is subject to performance vesting and a continuous service requirement during the Performance Period. The Award LTIP Units will be subject to forfeiture (a) based on the Company’s performance to the extent provided in Section 2(ii) by reference to the provisions of Sections 2.1, 2.2, 2.3 and 2.4 of the OPP Program, and (b) in the event of termination of the Grantee’s employment, death or disability to the extent provided in Section 2(iii) by reference to the provisions of Section 2.5 of the OPP Program. At any time prior to or in connection with the determination and allocation of the Performance Pool pursuant to the OPP Program, the Partnership may issue additional LTIP Units to the Grantee as provided in Section 3 hereof that shall also be considered Award LTIP Units and subject to all of the terms and conditions of this Agreement and the OPP Program; provided that such issuance will be subject to the Grantee confirming the truth and accuracy of the representations set forth in Section 12 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws, and the Grantee making a Capital Contribution (as defined in the Partnership Agreement) in cash on or before the issuance date in such amount as the Company, in its capacity as general partner of the Partnership, shall determine for each such additional LTIP Unit issued.

(ii) The performance vesting provisions of Sections 2.2, 2.3 and 2.4 of the OPP Program shall be applied to this Award as follows:

(a) Determination of Performance Pool. As soon as practical following the Valuation Date of a Performance Period, the Committee shall determine the size of the Performance Pool in accordance with the steps provided in Section 2.2 of the OPP Program. If the Performance Pool is not a positive number, all Award LTIP Units shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

(b) Allocation of Performance Pool. If the Performance Pool is a positive number, the Committee shall certify in writing the size of the Performance Pool and shall then determine the dollar value of the Award (or all Awards in case of multiple Awards to the grantee for the same Performance Period) with respect to the Performance Period for which the Performance Pool has been generated by multiplying the Performance Pool by a fraction, the numerator of which shall be the Participation Points held by the Grantee with respect to the Performance Period (after giving effect to all Awards to the Grantee with respect to the Performance Period and any forfeitures of Awards by the Grantee with respect to the Performance Period) and the denominator of which shall be the Total Participation Points outstanding for the Performance Period (after giving effect to all Awards to all Participants with respect to the Performance Period and any forfeitures of Awards by any Participants with respect to the Performance Period).

(c) Vesting of Award LTIP Units. After applying Section 2(iii) hereof in the event of termination of the Grantee’s employment, death or disability prior to the Valuation Date, the dollar value of the Award as determined pursuant to Section 2(ii)(a) and (b) above for the Grantee shall be divided by the Fair Market Value of a share of Common Stock (as defined in the OPP Program)as of the date the Committee makes its final determination pursuant to Section 2.3 of the OPP Program (appropriately adjusted to the extent that the “REIT Shares Amount” or the “Deemed Partnership Interest Value” with respect to “Common Units” (all as defined in the Partnership Agreement) have been adjusted since the Grant Effective Date); the resulting number is hereafter referred to as the “Earned LTIP Unit Equivalent,” provided that the determination of the Earned LTIP Unit Equivalent is subject to the contingency and deferral provisions of Section 2(ii)(d) below, if applicable.

(d) Absolute Shareholder Return Modifier.

(I) Notwithstanding Section 2(ii)(c) above, if the Company’s Absolute Shareholder Return (as defined in the OPP Program) for the entire Performance Period is not a positive number, then the Earned LTIP Unit Equivalent shall not be determined unless the Company’s Absolute Shareholder Return on a cumulative basis since the beginning of the Performance Period becomes positive within seven (7) years following the end of the Performance Period. For purposes of the preceding sentence, the Company’s Absolute Shareholder Return shall be measured at the end of each quarter, beginning with the first quarter following the end of the Performance Period, and it shall be measured from the beginning of the Performance Period through the end of such quarter.

(II) The Grantee’s employment with the Company or a Related Company need not continue past the Valuation Date with respect to the Performance Period for determination of the Earned LTIP Unit Equivalent to be determined pursuant to this Section 2(ii).

(III) If the Absolute Shareholder Return becomes positive within the seven (7) year period following the Performance Period, then as soon as reasonably practicable, but no later than seventy-five (75) days after the end of the quarter when the Absolute Shareholder Return became positive, the Earned LTIP Unit Equivalent shall be determined in the same manner as provided in Section 2(ii)(c) above, except that the dollar value of the Award as originally determined pursuant to Section 2(ii)(b) shall be divided by the Fair Market Value of a share of Common Stock (as defined in the OPP Program) as of the last day of the quarter when the Absolute Shareholder Return became positive, rather than as of the earlier date provided in Section 2(ii)(c). The term “Earned LTIP Unit Equivalent” refers to the number of Award LTIP Units calculated pursuant to Section 2(ii)(c) or this Section 2(ii)(d)(III), as the case may be.

(IV) If the Absolute Shareholder Return does not become positive within the seven (7) year period following the Performance Period, then notwithstanding Section 2(ii)(b), the Award and all Award LTIP Units held by the Grantee with respect to the Performance Period shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award or such Award LTIP Units.

(e) Earned LTIP Unit Equivalent Compared to Award LTIP Units. If the Earned LTIP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Grantee, then the Grantee shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. If the Earned LTIP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Grantee, then, upon the performance of the calculations set forth in Section 2(ii) above: (A) the Company shall cause the Partnership to issue to the Grantee a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Grantee confirming the truth and accuracy of the representations set forth in Section 12 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws, and the Grantee making a Capital Contribution (as defined in the Partnership Agreement), if any, in cash on or before the issuance date in such amount as the Company, in its capacity as general partner of the Partnership, shall determine for each such additional LTIP Unit issued. If the Earned LTIP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Grantee, then there will be no change to the number of Award LTIP Units.

(iii) The continuous service requirements of Section 2.5 of the OPP Program shall be applied to this Award as follows:

(a) If the Grantee’s employment with the Company or a Related Company terminates, the provisions of this Section 2(iii) and the OPP Program, or the Plan if applicable, shall govern the treatment of this Award (and in particular the timing and method of calculations pursuant to Section 2(ii), 2(iii) and 2(iv) and related vesting or forfeiture), unless the provisions of any employment or other agreement to which the Grantee is then a party or termination or severance policies of the Company applicable to the Grantee then in effect specifically provide that they supersede this Award.

(b) In the event of termination of the Grantee’s employment (I) by the Grantee upon Retirement (as defined in the OPP Program) or (II) by reason of the Participant’s death or Disability (as defined in the OPP Program) (each a “Qualified Termination”) after the Initial Date, but prior to the Valuation Date of the Performance Period, then the Grantee will retain the number of Participation Points initially granted to him or her with respect to the Performance Period, but all calculations and payments, if any, with respect to this Award shall be made at the same time and on the same conditions set forth in Sections 2.2, 2.3 and 2.4 of the OPP Program for all other Participants.

(c) In the event of a termination of the Grantee’s employment for any reason other than a Qualified Termination prior to a Valuation Date for the Performance Period, this Award shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in this Award, or any related Participation Points or Award LTIP Units.

(iv) The change of control provisions of Section 2.6 of the OPP Program shall be applied to this Award as follows:

(a) In the event of a Change of Control (as defined in the OPP Program), the Committee will determine the size of the Performance Pool for the Performance Period and the dollar value of this Award in accordance with Section 2(ii) above no later than the date of consummation of the Change of Control. For avoidance of doubt, in the event of a Change of Control, the performance of all calculations and actions pursuant to Sections 2.2 and 2.3 of the OPP Program using the applicable Valuation Date shall be conditioned upon the final consummation of such Change of Control.

(b) After the determination of the dollar value of this Award, if the Grantee has incurred a Qualified Termination the Earned LTIP Units Equivalent shall be determined as soon as reasonably practicable, but no later than thirty (30) days of the consummation of a Change of Control. Otherwise, the dollar value of this Award shall be fixed at the dollar amount determined pursuant to Section 2(ii) above and be payable in cash, but shall only be paid to the Grantee upon the earlier of (A) the last day of the Performance Period if the Grantee remains employed by the Company (or its successor) until such day, or (B) the termination of the Grantee’s employment by the Company (or its successor) without Cause or by the Grantee with Good Reason prior to the end of the Performance Period if such termination of employment occurs within twenty-four (24) months following the Change of Control. Notwithstanding the foregoing, if the Company’s successor does not irrevocably and unconditionally agree to assume this Award in connection with the Change of Control, the dollar value of this Award shall be fully paid out to the Grantee in cash within thirty (30) days of the consummation of the Change of Control,

(c) If in connection with the Change of Control the provisions of Sections 1.14.B and 1.14.C of Exhibit K to the Partnership Agreement apply and holders of Common Units have the opportunity to receive substitute securities upon consummation of the Change of Control, the Partnership shall use commercially reasonable efforts to afford the Grantee the right to participate in an exchange of partnership interests with respect to the Earned LTIP Units Equivalent on terms as comparable as reasonably possible to those for a holder of an equal number of Common Units in connection with such Change of Control, subject to the continuing application of any restrictions then applicable to the LTIP Units included in the Earned LTIP Units Equivalent under the Partnership Agreement, this Award, the OPP Program or the Plan. In the absence of such an alternative (including by reason of the Grantee’s failure to execute the required documentation, meet eligibility requirements or take required steps to participate in the exchange), the provisions of Section 2(iv)(a) and 2(iv)(b) above shall apply automatically without any action being required or permitted by the Grantee. For the avoidance of doubt, the foregoing provisions of this Section 2(iv)(c) shall not be deemed to create any duty or obligation for the Partnership or the General Partner to make available to the Grantee a structure that preserves for the Grantee following the consummation of the Change of Control the amount, type or timing of income, gain or loss expected to be recognized by the Grantee for U.S. federal income tax purposes if his LTIP Units had been converted into Common Units, or to make available the opportunity to exchange the Earned LTIP Unit Equivalent for substitute securities with terms materially the same, with respect to rights to allocations, distributions, redemption, conversion and voting, as the LTIP Units before such Change of Control.

3. Distributions. The Grantee shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the Partnership Agreement as follows:

(a) The Award LTIP Units are hereby designated as “Special LTIP Units.”

(b) The LTIP Unit Distribution Participation Date with respect to the Award LTIP Units is the Grant Effective Date.

(c) The Special LTIP Unit Full Participation Date with respect to the Award LTIP Units is the date on which the Earned LTIP Unit Equivalent is determined pursuant to the applicable clause of Section 2 hereof.

(d) The Special LTIP Unit Sharing Percentage with respect to the Award LTIP Units is ten percent (10%).

(e) All distributions paid with respect to the Award LTIP Units shall be fully vested and non-forfeitable when paid, whether or not the Award LTIP Units have been earned based on performance or have become vested based on continued employment as provided in Section 2 hereof.

4. Rights with Respect to Award LTIP Units. Without duplication with the provisions of Section 14 of the Plan, the OPP Program, or Section 1.14 of Exhibit K to the Partnership Agreement, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur, or (iii) any other event shall occur which, in each case in the judgment of the Committee, necessitates action by way of adjusting the terms of this Award, then and in that event, the Committee may take such action, if any, as it determines to be reasonably required to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, substitution of other awards under the Plan.

5. Incorporation of OPP Program and the Plan; Interpretation by Committee. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the OPP Program and the Plan. In the event of any discrepancy or inconsistency between this Agreement, the OPP Program and the Plan, the terms and conditions of the OPP Program shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the OPP Program, the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to interpretation of the OPP Program, the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the OPP Program, the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

6. Restrictions on Transfer.

(i) Except as otherwise permitted by the Committee, none of the Award LTIP Units granted hereunder nor any of the common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and right to Redemption (as defined in the Partnership Agreement) may not be exercised with respect to the Award Common Units until after the date on which the Earned LTIP Unit Equivalent is determined pursuant to Section 2 hereof; provided, however, that Award LTIP Units may be Transferred prior to such date in accordance with Section 6.5 of the Plan, so long as the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 6.

(ii) The right to Redemption may be exercised with respect to Award Common Units, and Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise thereof, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Notwithstanding the foregoing, without the consent of the General Partner, the right to Redemption shall not be exercisable with respect to any Award Common Units until two (2) years after the Grant Effective Date; provided however, that the foregoing restriction shall not apply (i) if the right of Redemption is exercised in connection with a Change of Control or (ii) in connection with an LTIP Unit Forced Conversion in connection with a Capital Transaction as described in the Partnership Agreement.

(iii) Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act).

(iv) Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units.

(v) This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Legend. The books and records of the Partnership or other documentation evidencing the Award LTIP Units shall bear an appropriate legend or notation, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the OPP Program, in the Plan and in the Partnership Agreement.

8. Tax Matters; Section 83(b) Election. The Grantee hereby agrees to make an election to include in gross income in the year of transfer the unvested Award LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

9. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The provisions of Section 3.6 of the OPP Program shall apply to this award if this Award results in the payment of cash to the Grantee or the issuance of shares of common stock (in which case the Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments, either in cash or, with the approval of the Committee, in the form of shares of common stock, with such shares valued based on the Fair Market Value as of the date the withholding is in effect). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

10. Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan and the OPP Program may be amended or discontinued in accordance with Section 7 of the Plan and Section 3.1 of the OPP Program, and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

11. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

12. Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Effective Date and as of the date of determination of the Earned LTIP Unit Equivalent. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.

13. No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Related Company is obligated by or as a result of the Plan, the OPP Program or this Agreement to continue to have the Grantee provide services to it or to continue the Grantee in employment and neither the Plan, the OPP Program nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate its service relationship with the Grantee or the employment of the Grantee at any time.

14. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

15. Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as a “Full Value Award” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Stock, if issued, will be issued under the Plan.

The Grantee acknowledges that the Grantee will have no right to approve or disapprove such election by the Company.

16. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

17. Section 409A. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (i) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Grantee.

18. Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

19. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

20. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

21. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

22. Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Partnership.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed on the [    ] day of [            ], 2014.

PROLOGIS, INC.

By:
Name:
Title:

PROLOGIS, L.P.

By: PROLOGIS, INC.,
Its General Partner

By:
Name:
Title:

Grantee

Name:
Address:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Prologis, L.P., hereby becomes a party to the Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P., as amended through the date hereof (the “Partnership Agreement”).

The Grantee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as the Grantee’s true and lawful agent and attorney-in-fact, with full power and authority in the Grantee’s name, place and stead to carry out all acts described in Section 2.4.A(i) and (ii) of the Partnership Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 2.4.B of the Partnership Agreement.

The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Grantee:

Name:
Date:

Address of Grantee:

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Treasury Regulations Section 1.83-2 promulgated thereunder, and Rev. Proc. 2012-29, 2012-28 IRB, 06/26/2012, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, address and taxpayer identification number of the undersigned are:

Name: (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

Taxable Year: Calendar Year 2014.

2.	Description of property with respect to which the election is being made:

The election is being made with respect to [                    ] LTIP Units in Prologis, L.P. (the “Partnership”).

3.	The date on which the LTIP Units were transferred is [ ]. The taxable year to which this election relates is calendar year 201 .

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the of the LTIP Units with respect to which this election is being made was $[ ] per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $[ ] per LTIP Unit.

7.	The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: [            ]

Name:

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units

The LTIP Units are subject to performance-based vesting. Generally, in the event that the Company’s annualized total return to shareholders during a three-year performance period exceeds the annualized total shareholder return of the MSCI US REIT Index (RMS) by more than 100 basis points during the performance period, then a performance pool will be formed under the program pursuant to which the LTIP Units were issued equal to three percent (3%) of the Company’s excess return to shareholders, provided that in no event shall the performance pool exceed an amount equal to the greater of (i) $75,000,000 or (ii) one-half percent (0.5%) of the Company’s common equity market capitalization as of the beginning of the performance period. Special provisions will apply, and the LTIP Units may be forfeited in the event that the holder’s employment is terminated or a change of control occurs prior to the end of the performance period.

EXHIBIT C

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The latest Annual Report to Stockholders that has been provided to stockholders;

(ii) The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii) The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv) The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iv) above;

(v) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi) The Thirteenth Amended and Restated Agreement of Limited Partnership of Prologis, L.P., as then amended;

(vii) The Company’s 2012 Long-Term Incentive Plan;

(viii) The Company’s Outperformance Plan; and

(ix) The Company’s Articles of Incorporation, as then amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of Award LTIP Units shall not constitute an offer of Award LTIP Units until such determination of suitability shall be made.

(b) The Grantee hereby represents and warrants that

(i) The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Common Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Grantee understands that (A) the Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company. The Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan, the OPP

Program and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi) No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).

(c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the unvested LTIP Units are awarded to the Grantee.

(e) The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(f) The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.